Exhibit 10.1

STOCK YARDS BANCORP, INC.

STOCK APPRECIATION RIGHT
GRANT AGREEMENT

This Stock Appreciation Right Grant Agreement dated as of _____________________, 20______ (the “Grant Date”), is between Stock Yards Bancorp, Inc. (the “Company”) and _______________________________ (the “Grantee”).

RECITALS

A.
The Company adopted the Stock Yards Bancorp, Inc. 2015 Omnibus Equity Compensation Plan (the “Plan”).  The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”).

B.
The Committee has designated Grantee as a Participant in the Plan, and wishes to set forth in this Agreement the Grantee's right to receive shares of Company Stock equal in value to the difference between a stated value (which will be at least Fair Market Value at the date of grant) of a certain number of shares and the Fair Market Value of those Shares on the date the Grantee exercises the right (a “Stock Appreciation Right,” or “SAR”), subject to the terms of this Agreement.

AGREEMENTS

The Grantee and the Company agree as follows:

1.            Grant of Stock Appreciation Right.  The Company grants to Grantee a Stock Appreciation Right with respect to a total of _______ shares of Company Stock (the “Shares”), on the terms and conditions set forth below and in the Plan.

2.            Exercise Price.  The exercise price of this SAR is $___________ per share, which is equal to or greater than the Fair Market Value of the Company Stock on the Grant Date.

3.            Term.  This SAR is not exercisable and shall terminate after the expiration of 10 years from the Grant Date and may terminate on an earlier date in the event of Grantee's Separation from Service.  An unexercised (or as-yet unvested) SAR shall lapse and become unexerciseable 3 months following Grantee's Separation from Service, unless the termination is caused by death, in which case it shall continue to be exercisable for 12 months, or on account of Disability, or Separation from Service on or after age 60 with at least 10 years of service (the latter circumstance referred to hereafter as a “Retirement”), in which cases Grantee's right to exercise the SAR (to the extent vested at such Separation) will continue until the 10-year expiration date. Notwithstanding the preceding sentence, the SAR will not continue to be exercisable after a Retirement beyond 3 months following the Grantee's Separation from Service, unless, within that 3-month period, the Grantee signs and delivers to the Company the Noncompetition Agreement attached hereto as Exhibit B and incorporated herein by reference.

4.            Vesting; Period of Exercise.  If not earlier terminated pursuant to the Plan or terms of this Agreement, this SAR is first exercisable, in the portions indicated in the vesting schedule below, and once so vested remains exercisable until it lapses or terminates as provided herein and in the Plan.  If there has not been a Separation from Service then the SARs will vest as follows:

Anniversary of Grant Date	% of SARs Vested
1 year anniversary	20%
2 year anniversary	40%
3 year anniversary	60%
4 year anniversary	80%
5 year anniversary	100%

5.            Accelerated Vesting. In the event of a Separation from Service occurring within 24 months following a Change of Control, the SARs shall automatically accelerate and become fully exercisable.

6.            Method of Exercise of SAR.  Each exercise of this SAR shall be in writing (substantially in the form of Exhibit A hereto), signed by the Grantee, and received by the Company in its principal executive office.  The Grantee may exercise this SAR with respect to less than the total number of Shares; provided that no partial exercise of this SAR may be made with respect to a fraction of a Share to which it is subject. Upon exercise of this SAR, and conditioned upon Grantee having made satisfactory arrangements for payment of the tax withholding related thereto in accordance with Section 7 below, the Grantee shall receive from the Company certificates issued in the Grantee's name for number of whole shares of Company Stock (rounded down in the case of a fraction) equal to the amount determined by dividing (A) the product of (i) the difference between the Fair Market Value on the date of exercise over the Exercise Price, times (ii) the number of Shares with respect to which this SAR is exercised, by (B) the Fair Market Value of a Share on the date of exercise.

7.            Tax Withholding.  The Company may withhold or retain from any payment to Grantee (whether or not such payment is made pursuant to this Agreement) or take such other action which Company deems necessary to satisfy any income or other tax withholding requirements as a result of the exercise of the SARs.  Grantee may elect to satisfy any federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to Grantee under the Plan upon the exercise of the SARs.  If Grantee is subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, any such election and any such reduction must be effected in accordance with the conditions of Rule 16b-3 or any successor rule or regulation thereunder.

8.            Definitions.

8.1            “Separation from Service” or simply “Separation” as used herein shall mean the date the Company and the Grantee reasonably anticipate that the Grantee will not perform any further services for the Company or any other entity considered a single employer with the Company under Section 414(b) or (c) of the Code (inserting in lieu of 80% each time it is used thereunder with 50%) (together referred to herein as the “Controlled Group”). A Grantee shall not be considered to have incurred a Separation if the Grantee changes to part-time status or serves as both member of the Board of Directors and as an employee, and only one of those two service arrangements ends, such that exercisability and vesting of this SAR will continue as long as one or the other service arrangement continues.  The Grantee will not be treated as having a Separation from Service while on military leave, sick leave or other bona fide leave of absence if the leave does not exceed six months or, if longer, the period during which the Grantee has a reemployment right with the corporation by statute or contract.  If a bona fide leave of absence extends beyond six months, a Separation from Service will be deemed to occur on the first day after the end of such six-month period, or on the day after the Grantee's statutory or contractual reemployment right lapses, if later.

8.2            Capitalized terms used in this Agreement and not defined herein shall have the meanings given in the Plan.

9.            Nontransferability of SAR.  This SAR shall not be transferable other than by will or the laws of descent or distribution and shall be exercisable, during the Grantee's lifetime, only by Grantee.

10.            Restrictions Imposed by Law.  Notwithstanding any other provision of this Agreement, Grantee agrees that Grantee shall not exercise this SAR and that the Company will not be obligated to deliver any shares of Company Stock or make any cash payment if counsel to the company determines that such exercise, delivery or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Company Stock is listed. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of this SAR to comply with any law or regulation of any governmental authority.

11.            Service Relationship.  Nothing in this Agreement or in the Plan shall limit the right of the Company to terminate the Grantee's employment or other form of service relationship or otherwise impose any obligation to employ and/or retain the Grantee as a service provider.

12.            Shareholder Status.  The Grantee shall have no rights as a shareholder with respect to any shares of Stock under this Agreement until such shares have been duly issued and delivered to the Grantee, and no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting the Shares except as expressly set forth in the Plan.

13.            Modification, Amendment and Cancellation.  The Board of Directors of the Company shall have the right unilaterally to modify, amend or cancel this SAR in accordance with the terms of the Plan, and, in particular, shall have the right under the Plan to cancel this SAR if not exercised before a sale or certain other corporate transactions to the extent provided in the Plan.

14.            Provisions Consistent with Plan.  This Agreement is intended to be construed to be consistent with, and is subject to, all applicable provisions of the Plan, which is incorporated herein by reference.  In the event of a conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall prevail.

STOCK YARDS BANCORP, INC.

By:            ________________________________

Title:            ________________________________

Date:            ________________________________

GRANTEE:

______________________________________
[Name of Grantee]
(acknowledging receipt and conditions to exercise set out above)

Date:  _______________________________________

EXHIBIT A

Notice of Stock Appreciation Right Exercise

I hereby exercise my stock appreciation right (“SAR”) with respect to the number of shares of Company Stock of Stock Yards Bancorp, Inc (the “Company”) shown below pursuant to the Stock Yards Bancorp, Inc 2015 Omnibus Equity Compensation Plan:

Date of SAR Grant Agreement: _____________________

Number of shares with respect to which the grant is being exercised: ________

Exercise price per share: ____________________

I understand that before I receive my certificate for the shares referenced above, the Company requires me to remit to it an amount sufficient to satisfy any outstanding amounts due to the Company and to satisfy any federal, state or local withholding tax requirements. Therefore, I hereby make arrangements for that tax withholding as follows (check one):

☐	Please withhold taxes related to this exercise from my next available regular wages from Stock Yards Bank & Trust.
☐	Please reduce the shares to be issued upon exercise of this SAR by an amount equal to the tax withholding required.
☐	Attached is a check for tax withholding.

Signature

Print Name

Date:

EXHIBIT B

NONCOMPETITION AGREEMENT

In exchange for a longer period to exercise Stock Appreciation Rights (SARs) granted to the undersigned by Stock Yards Bancorp, Inc. (the “Company”) than would otherwise be allowed after my termination of employment with the Company and its subsidiary bank (the “Bank”) due to Disability or Retirement, I agree to adhere to the following covenants for the periods so indicated below:

1.            Promise Not To Compete.  For a period of 24 months following termination of my employment (the “Covenant Period”), I hereby agree that I will not, directly or indirectly, either for myself or for any other person, entity or company, solicit business or individual patronage for the purpose of providing services which are identical or similar to services then provided by the Company or the Bank within a radius of 50 miles from any of the Bank's offices.

2.            Non-Solicitation of Customers or Employees.  I further agree that, during the Covenant Period, I will not, without the express written consent of Bank, directly or indirectly, either for myself or for any other person, entity or company, (i) solicit the business enjoyed by the Bank with any person or business that was a Customer; or  (ii) approach or solicit any person who was employed at the Bank as of the date of my termination and with whom I had material contact during my employment with the Bank, with a view to hiring such employee, persuading such employee to leave the employment of Bank, or actually hire an employee of the Bank for any other entity.  For purposes of this covenant, “Customer” shall mean any firm, individual, corporation or entity which used the facilities, products or services of the Bank during the 12-month period immediately preceding the voluntary or involuntary termination of my employment with the Bank.

3.            Bank's Confidential Information.  Further, I agree that, during my employment and for the  Covenant Period following its termination,  I will not directly or indirectly, without the express written consent of Bank, disclose, divulge, discuss, copy, or otherwise use or suffer to be used in any manner, in competition with or contrary to the interests of Bank or any affiliated companies, the customer lists, proprietary organizational methods, products, business plans or strategies, or other trade secrets of Bank or any affiliated companies, it being acknowledged by me that all such information regarding the business of Bank and affiliated companies compiled or obtained by, or furnished to, me while I have been employed by or associated with Bank is confidential information and Bank's exclusive property. Confidential information shall not include any information (A) which becomes publicly known through no fault or act of mine; (B) is lawfully received by me from a third party after a termination of employment without a similar restriction regarding confidentiality and use and without a breach of this Agreement or (C) which is independently developed by me and entirely unrelated to the business of providing banking or banking related services.

4.            Advice to Future Employers.  If I, in the future, seek or are offered employment by any other company, firm, or person, I promise to provide a copy of this Noncompetition Agreement to the prospective employer prior to accepting employment with that prospective employer.

5.            Remedies. In the event of a breach or a threatened breach by me of any of the covenants set forth above, the Bank shall be entitled to an injunction restraining me from the commission of such breach, and to recover its attorneys' fees, costs and expenses related to the breach or threatened breach.  Nothing herein contained shall be construed as prohibiting the Bank from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of money damages.  These covenants shall each be construed as independent of any other terms and conditions of my employment, and the existence of any claim or cause of action by me against the Bank, whether predicated on this Noncompetition Agreement or otherwise, shall not constitute a defense to the enforcement by the Bank of such covenants and agreements.

6.            Reasonableness of Restrictions.  I have carefully considered the nature and extent of the restrictions upon me and the rights and remedies conferred upon Bank under the provisions of this Noncompetition Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to prevent disruption of relationships which are valuable to Bank, do not stifle my inherent skill and experience, would not operate as a bar to my sole means of support, are fully required to protect the legitimate interests of Bank, and do not confer a benefit upon Bank disproportionate to the consideration paid hereby and detriment to me which is caused by the provisions of this Noncompetition Grant Agreement.

7.            Severable Provisions.  The provisions of this Noncompetition Agreement are severable, and, if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions of this Noncompetition Agreement and any partially unenforceable provision of this Noncompetition Agreement, to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable hereunder.  If any provision of this Noncompetition Agreement, is invalid in part or in whole, it will be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so amended, will be enforceable.

Printed Name:
Signature

Date:

Receipt of signed copy acknowledged within 3 months following termination:

STOCK YARDS BANCORP, INC.

By:

Title:

Date: